Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 2-81697, 2-94816, 033-54791, 333-03601, 333-22373, 333-58197, 033-32148, 333-33790, 333-47290, and 333-126577 on Form S-8; in Registration Statement Nos. 333-106491, 033-53655, 333-39551, 333-82165, 333-63243, 333-16353, 333-16353-01, 333-16353-02, 333-16353-03, 333-64652, 033-60136, 333-10040, 333-113501, 333-139239, and 333-155657 on Form S-3; in Registration Statement No. 333-61599 on Form S-4; and in AVA Formation Corp.’s Registration Statement No. 333-131872 on Form S-4 of our report dated February 27, 2009, relating to the consolidated financial statements of Avista Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph for certain changes in accounting and presentation resulting from the impact of recently adopted accounting standards), and our report dated February 27, 2009, relating to the effectiveness of Avista Corporation and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Avista Corporation for the year ended December 31, 2008.

/s/ Deloitte & Touche LLP

Seattle, Washington
February 27, 2009